Exhibit 99.17

2007-1 POOL SUPPLEMENT
JPMORGAN CHASE BANK, N.A.

           This Pool Supplement (the “Supplement”) is entered into pursuant to and forms a part of that certain Amended and Restated Note Purchase Agreement dated as of May 1, 2002, as amended or supplemented from the date of execution of the Agreement through the date of this Supplement (the “Agreement”), by and between The First Marblehead Corporation (“FMC”) and JPMorgan Chase Bank, N.A., successor by merger to Bank One, N.A. (Columbus, Ohio) (the “Program Lender”). This Supplement is dated as of March 8, 2007. Capitalized terms used in this Supplement without definitions have the meanings set forth in the Agreement.

           Article 1: Purchase and Sale.

          In consideration of the Minimum Purchase Price, the Program Lender hereby transfers, sells, sets over and assigns to The National Collegiate Funding LLC (the “Depositor”), upon the terms and conditions set forth in the Agreement (which are incorporated herein by reference with the same force and effect as if set forth in full herein), each student loan set forth on the attached Schedule 1 (the “Transferred Bank One Loans”) along with all of the Program Lender’s rights under the Guaranty Agreement, and any of the Program Lender’s rights in or to the certain account pledged by TERI as collateral for its obligations under the Guaranty Agreement (the “Pledged Account”), in each case specifically relating to the Transferred Bank One Loans. The Depositor in turn will sell the Transferred Bank One Loans to The National Collegiate Student Loan Trust 2007-1 (the “Trust”). The Program Lender hereby transfers and delivers to the Depositor each Note evidencing such Transferred Bank One Loan and all Origination Records relating thereto, in accordance with the terms of the Agreement. The Depositor hereby purchases said Notes on said terms and conditions.

           Article 2: Price.

          The amount paid pursuant to this Supplement is the Minimum Purchase Price, as that term is defined in Section 2.05 of the Agreement.

           Article 3: Representations and Warranties.

           3.01. By Program Lender.

          The Program Lender repeats the representations and warranties contained in Section 5.02 of the Agreement for the benefit of each of the Depositor and the Trust and confirms the same are true and correct as of the date hereof with respect to the Agreement and to this Supplement.

           3.02. By Depositor.

          The Depositor hereby represents and warrants to the Program Lender that at the date of execution and delivery of this Supplement by the Depositor:

          (a) The Depositor is duly organized and validly existing as a limited liability company under the laws of the State of Delaware with the due power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Transferred Bank One Loans.

          (b) The Depositor is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (c) The Depositor has the power and authority to execute and deliver this Supplement and to carry out its respective terms; the Depositor has the power and authority to purchase the Transferred Bank One Loans and rights relating thereto as provided herein from the Program Lender, and the Depositor has duly authorized such purchase from the Program Lender by all necessary action; and the execution, delivery and performance of this Supplement has been duly authorized by the Depositor by all necessary action on the part of the Depositor.

          (d) This Supplement, together with the Agreement of which this Supplement forms a part, constitutes a legal, valid and binding obligation of the Depositor, enforceable in accordance with its terms.

          (e) The consummation of the transactions contemplated by the Agreement and this Supplement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the governing instruments of the Depositor or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (f) There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of the Agreement or this Supplement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Agreement or this Supplement, or (iii) seeking any determination or ruling that is likely to materially or adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of the Agreement or this Supplement.

           Article 4: Cross Receipt.

          The Program Lender hereby acknowledges receipt of the Minimum Purchase Price. The Depositor hereby acknowledges receipt of the Transferred Bank One Loans included in the Pool.

           Article 5: Assignment of Origination, Guaranty and Servicing Rights.

          The Program Lender hereby assigns and sets over to the Depositor any claims it may now or hereafter have under the Guaranty Agreement, the Origination Agreement and the Servicing Agreement to the extent the same relate to the Transferred Bank One Loans described in Schedule 1, other than any right to obtain servicing after the date hereof. It is the intent of this provision to vest in the Depositor any claim of the Program Lender relating to defects in origination, guaranty or servicing of the loans purchased hereunder in order to permit the Depositor to assert such claims directly and obviate any need to make the same claims against the Program Lender under this Supplement. The Program Lender also hereby assigns and sets over to the Depositor any claims it may now have or hereafter have to the Pledged Account pledged under the Guaranty Agreement and under the Deposit and Security Agreement that relate to the Transferred Bank One Loans, and the Program Lender hereby releases any security interest it may have in such Pledged Account relating to the Transferred Bank One Loans. The Program Lender hereby authorizes the Depositor, its successors and assigns, to file in any public filing office where a Uniform Commercial Code Filing with respect to collateral pledged by TERI is of record, any partial release or assignment that it deems necessary or appropriate to reflect in the public records the conveyance and assignment effected hereby.

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          IN WITNESS WHEREOF, the parties have caused this Supplement to be executed as of the date set forth above.

THE FIRST MARBLEHEAD CORPORATION By: /s/ John A. Foxgrover John A. Foxgrover Senior Vice President

JPMorgan Chase Bank, N.A, as successor by merger to BANK ONE, N.A. (Columbus, Ohio), By: /s/ Joseph F. Sergi Joseph F. Sergi Vice President

THE NATIONAL COLLEGIATE FUNDING LLC By: GATE Holdings, Inc., Member By: s/ John A. Foxgrover John A. Foxgrover Vice President

Schedule 1

[Transferred Bank One Loans]